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Exhibit 6(a): Articles of Incorporation of Companion Life Insurance Company.


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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                                   CHARTER OF

                        COMPANION LIFE INSURANCE COMPANY

                Under Section 1206 of the New York Insurance Law

                 And Section 805 of the Business Corporation Law

The undersigned, being a Vice President and Treasurer and being the Secretary of Companion Life Insurance Company, a Corporation organized and domiciled under the laws of the State of New York, do hereby certify and set forth:

1.       The name of the Corporation is Companion Life Insurance Company.

2. The Certificate of Incorporation or Charter was filed in the office of the Department of Insurance on the 3rd day of June,1949.

3. Article 5 and Article 6 (a) of the Charter of Companion Life Insurance Company have been amended to comply with the enactment of Assembly Bill 6003, Chapter 451, which amended Section 1201 and 1202 of the New York Insurance Law, allowing life companies with assets under $500 million to have nine rather than thirteen directors as a minimum. The Articles are amended to read as follows:

                                    ARTICLE 5
                                    ---------

         The number of the directors of this corporation shall in no case be less than thirteen, nor more than seventeen, and the directors need not be stockholders.

         However, if the corporation shall have admitted assets of less than Five Hundred Million Dollars, the minimum number of the directors instead shall in no case be less than nine; shall have at least four who are officers or employees of the Corporation or any entity controlling, controlled by, or under common control with the Corporation and who are not beneficial owners of a controlling interest in the voting stock of the Corporation or any such entity; and must be increased to not less than thirteen within one year following the end of the calendar year in which the corporation exceeded Five Hundred Million Dollars in admitted assets.
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                                    ARTICLE 6
                                    ---------

(a)The directors of the Corporation shall be elected at the Annual Meeting of Stockholders of the Corporation. The Annual Meeting of the Stockholders of the Corporation shall be held in the month of December, not later than the fourth Wednesday of the month in each and every year, or, if the fourth Wednesday of December is a legal holiday, then on the next succeeding business day. At such Annual Meeting at least the minimum number of directors, as alternatively provided in Article 5, shall be elected for the ensuing year, the directors to take office immediately upon election and hold such office until the next Annual Meeting and until their successors are elected. At each Annual Meeting each stockholder of record on the books of the corporation, who shall have held his share in his own name for at least thirty days prior to the meeting, shall be entitled to one vote in person or by proxy for each share of stock held by him. Directors shall be chosen and elected by plurality of the whole number of shares voted at the meeting.

4. These amendments to the Charter of Companion Life Insurance Company were authorized by the unanimous vote of the Corporation's sole stockholder at its annual stockholder meeting held on December 8, 1993 in Rye, New York and by unanimous vote of the sole Stockholder by action taken upon written consent dated February 1, 1994.

         IN WITNESS WHEREOF, the undersigned have executed and signed this certificate this 10th day of March, 1994.

                                                      /s/ Daniel R. Varona
                                                      --------------------
                                                      Secretary

                                                      /s/ Fred C. Boddy
                                                      -----------------
                                                      Vice President & Treasurer
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State of New York      )
         SS:
County of Westchester  )

DANIEL R. VARONA and FRED C. BODDY, being duly sworn, depose and say, and each for himself deposes and says, that he, the said Daniel R. Varona, is the Secretary, and that he, said Fred C. Boddy, is the Vice President and Treasurer, of Companion Life Insurance Company; that he has read and knows the contents of the above Certificate of Amendment, that the same is true of his own knowledge; that he bases his statements upon facts witnessed and upon review of the corporate records; and that he makes this verification because Companion Life Insurance Company, a corporation, can act only through its representatives among which he, as an officer, is.

                                                     /s/ Daniel R. Varona
                                                     -------------------------
                                                     Secretary

                                                     /s/ Fred C. Boddy
                                                     -------------------------
                                                     Vice President & Treasurer

Sworn to before
me this 10th day of
March, 1994

/s/ Marie Mason
---------------
Notary Public
No-4951706
Qualified in Bronx County
Commission Expires May 30, 1995
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AS AMENDED AND APPROVED BY THE NEW YORK INSURANCE DEPARTMENT

AUGUST 23, 1991.

                             DECLARATION AND CHARTER
                             -----------------------

                                       of

                        COMPANION LIFE IN5URANCE COMPANY
                        --------------------------------

            (Pursuant to Section 1102 of the New York Insurance Law)

                              D E C L A R A T I O N
                              ---------------------

         We, the undersigned, all being natural persons of full age, and at least two-thirds of us citizens of the United States, and at least one of us a resident of the State of New York, do hereby declare our intention to form a stock corporation for the purpose of doing the kinds of insurance business authorized by Paragraphs "1", "2" and "3", respectively, of Subsection (a) of
Section 1113 of the Insurance Law of the State of New York to the extent permitted by the Charter, and for that purpose do hereby adopt the following:

                                     CHARTER
                                     -------

                                   Article 1.
                                   ----------

         The name of this corporation shall be COMPANION LIFE INSURANCE COMPANY.

                                   Article 2.
                                   ----------

         The principal office of this Corporation shall be located in the City of Rye, County of Westchester, State of New York.

                                   Article 3.
                                   ----------

The kinds of insurance to be transacted by this Corporation shall be those specified in Paragraphs "l" and "2" of Subsection (a) of Section 1113 of the Insurance Law, as follows:

      1. "Life Insurance", meaning every insurance upon the lives of human beings and every insurance appertaining thereto. The business of life insurance shall be deemed to include the granting of endowment benefits; additional benefits in the event of death by accident or accidental means; additional benefits operating to safeguard the contract from lapse, or to provide a special surrender value, in the event of total and permanent disability of the insured; and optional modes of settlement of proceeds;

      2. "Annuities", meaning all agreements to make periodical payments where the making or continuance of all or of some of a series of such payments, or the amount of any such payment, is dependent upon the continuance of human life, except payments made under the authority of paragraph one;

and also

      3. "Accident and health insurance," means (i) insurance against death or personal injury by accident or by any specific kind or kinds of accident and insurance against sickness, ailment or bodily injury, including insurance providing disability benefits pursuant to article nine of the workers' compensation law, except as specified in item (ii) hereof; and (ii) non-cancellable disability insurance, meaning insurance against disability resulting from sickness, ailment or bodily injury (but excluding insurance solely against accidental injury) under any contract which does not give the insurer the option to cancel or otherwise terminate the contract at or after one year from its effective date or renewal date.

and to do such other insurance or other business as a stock life insurance company now is or hereafter may be permitted to do under the Insurance Law, and for which the Corporation shall have the required capital and surplus, except, however, the writing of individual and separate accident and health insurance policies.

                                   Article 4.
                                   ----------

         The mode and manner in which the corporate powers of this corporation shall be exercised are through a Board of Directors and through such officers as such Board shall empower.

                                   Article 5.
                                   ----------

         The number of the directors of this corporation shall in no case be less than thirteen, nor more than seventeen, and the directors need not be stockholders.

                                   Article 6.
                                   ----------

(a) The Directors of the corporation shall be elected at the Annual Meeting of stockholders of the Corporation. The Annual Meeting of the Stockholders of the Corporation shall be held in the month of December, not later than the fourth
                             ------------------------------------------------
Wednesday of that month in each and every year, or, if the fourth Wednesday of
------------------------------------------------------------------------------
December is a legal holiday, then on the next succeeding business day. At such
---------------------------------------------------------------------
Annual Meeting at least thirteen directors shall be elected for the ensuing year, the directors to take office immediately upon election and hold such office until the next Annual Meeting and until their successors are elected. At each Annual Meeting each stockholder of record on the books of the corporation, who shall have held his shares in his own name for at least thirty days prior to the meeting, shall be entitled to one vote in person or by proxy for each share of stock held by him. Directors shall be chosen and elected by plurality of the whole number of shares voted at the meeting.

(b) Whenever any vacancies shall occur in the Board of Directors by death, resignation, removal or otherwise, the remaining members of the Board, at a meeting called for that purpose, or at any regular meeting shall elect a director or directors to fill the vacancy or vacancies thus occasioned and each director so elected shall hold office for the unexpired term of the director whose place he has taken.

(c) At all times each director of this Corporation shall be at least eighteen
    -------------------------------------------------------------------------
years of age, and a majority of the directors of this Corporation shall be
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citizens and residents of the United States, and that not less than three
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thereof shall be residents of the State of New York.
----------------------------------------------------

                                   Article 7.
                                   ----------

         The names and post office addresses of the directors who shall serve until the first annual meeting of this corporation are:

            Names                              Post Office Addresses
            -----                              ---------------------

       Emerson S. Adams                   3722 Pacific Street, Omaha, Nebr.
       William F. Bleakley                69 Abbey Place, Yonkers, N.Y.
       Neil L. Criss                      216 Fairacres Road, Omaha, Nebr.
       Howard S. Cullman                  480 Park Avenue, New York, N.Y.
       Russell J. Hopley                  5219 Chicago Street, Omaha, Nebr.
       Moses G. Hubbard                   139 Proctor Boulevard, Utica, N.Y.
       William H. Kearns                  430 East 57th Street, New York, N.Y.
       Orie R. Kelly                      North Street, White Plains, N.Y.
       Dr. Basil MacLean                  70 Dartmouth Street, Rochester, N.Y.
       E. Clark Mauchly                   60 Melrose Drive, New Rochelle, N.Y.
       Edward P. Prezzano                 251 Bradley Avenue, Mt. Vernon, N.Y
       Carl A. Swanson                    651 North 57th Street, Omaha, Nebr.
       Vestor Joseph Skutt                681 North 57th Avenue, Omaha, Nebr.
       Oscar M. Taylor                    520 East 86th Street, New York, N.Y.


                                   Article 8.
                                   ----------

         The duration of the corporate existence of this Corporation shall be perpetual.

                                   Article 9.
                                   ----------

         The amount of capital of this Corporation shall be Two Million dollars ($2,000,000) to consist of Five Thousand (5,000 shares of stock of the Par value of $400 each.

         IN WITNESS WHEEREOF, I have set my hand and seal and affixed the seal of the Corporation this 20th day of September, 1985.

                                                  ------------------------------
(Corporate Seal)                                            SECRETARY